                As filed with the Securities and Exchange Commission on July 18, 2002
                                                                  Registration No. 333-
==============================================================================================
                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                         FORM S-8
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933

                                    FILENET CORPORATION
                  (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                                  95-3757924
    (State of Incorporation                                        (I.R.S. Employer
        of Incorporation)                                       Identification Number)

                                   3565 Harbor Boulevard
                               Costa Mesa, California 92626
                (Address of Principal Executive Offices including Zip Code)

                                    FILENET CORPORATION
                             1998 EMPLOYEE STOCK PURCHASE PLAN

                                    FILENET CORPORATION
                        INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                                 (Full Title of the Plan)

       KATHARINA MUELLER                                              Copy to:
 Vice President, General Counsel                              Regina M. Schlatter, Esq.
       FILENET CORPORATION                                       LATHAM and WATKINS
      3565 Harbor Boulevard                           650 Town Center Drive, Twentieth Floor
   Costa Mesa, California 92626                            Costa Mesa, California 92626
          (714) 327-3400                                          (714) 540-1235

                (Name and Address, Including Zip Code, and Telephone Number,
                       Including Area Code, of Agent for Service)

                                   CALCULATION OF REGISTRATION FEE
                                             Proposed         Proposed
                                              Maximum          Maximum
                         Amount              Offering        Aggregate         Amount of
                          to be                 Price         Offering      Registration
                     Registered(1)(3)       Per Share(2)         Price(2)            Fee
Common Stock,
$0.01 par value     1,100,000 shares           $13.16      $14,476,000         $1,332.00

(1)  The FileNET  Corporation  1998 Employee Stock Purchase Plan (as Amended and
     Restated  Effective  as of May 1, 2002) (the "U.S.  ESPP") and the  FileNET
     Corporation  International  Employee  Stock  Purchase  Plan (as Amended and
     Restated Effective as of May 1, 2002) (the "International  ESPP") authorize the issuance of an aggregate of 2,432,278 shares of Common Stock, par value
     $0.01 per share,  of  FileNET  Corporation  (the  "Company")  (the  "Common
     Stock"),  of which  1,100,000  shares are being  registered  hereunder  and
     1,332,278 of which have been previously registered.

(2)  Estimated  solely for the  purposes of  calculating  the  registration  fee pursuant  to Rule  457(h)  and (c) under  the  Securities  Act of 1933,  as amended,  and represents the average of the high and low sales price of the
     Common Stock on the Nasdaq Stock Market on July 12, 2002.

(3)  In the event of a stock  split,  stock  dividend,  or  similar  transaction involving  the  Company's  Common  Stock,  the number of shares  registered hereby shall  automatically be increased to cover the additional  shares in accordance  with Rule 416(a) under the  Securities Act of 1933, as amended.
     Each share of Common Stock being registered  hereunder,  if issued prior to the termination by the Company of its Rights Agreement dated as of November
     4, 1998, as amended, will include one preferred share purchase right. Prior to the occurrence of certain  events,  the preferred  share purchase rights will not be exercisable or evidenced separately from the Common Stock.

==============================================================================================
 Proposed sale to take place as soon after the effective date of the Registration
               Statement as outstanding shares are purchased.

                                 Total Pages 8
                           Exhibit Index on Page 5

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The  information  called  for in Part I of the Form S-8 is not being  filed with or included in this Form S-8 (by  incorporation  by reference or otherwise)
in accordance  with the rules and  regulations  of the  Securities  and Exchange
Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Experts

     The consolidated  financial statements and related  consolidated  financial statement schedule of FileNET  Corporation ("the Company")  incorporated in this prospectus  by reference  from the  Company's  Annual Report (Form 10-K) for the fiscal year ended  December 31, 2001,  and the  financial  statements of eGrail,
Inc. ("eGrail")  incorporated in this prospectus by reference from the Company's
Current Report on Form 8-K/A filed June 11, 2002,  have been audited by Deloitte and Touche LLP, independent auditors, as stated in their reports (of which their report on eGrail's  financial  statements  expresses an unqualified  opinion and includes an explanatory  paragraph referring to substantial doubt about eGrail's ability  to  continue  as a going  concern),  which are  incorporated  herein by reference,  and have been so  incorporated  in reliance upon the reports of such firm  given  upon  their  authority  as  experts  in  accounting  and  auditing.

Registration of Additional Securities

     The U.S.  ESPP and the  International  ESPP  authorize  the  issuance of an aggregate of 2,432,278 shares of Common Stock.  These shares may be issued under either the U.S.  ESPP or the  International  ESPP,  however,  in no case may the aggregate number of shares issued under the U.S. ESPP and the International ESPP exceed  2,432,278  shares  of  the  Company's  Common  Stock.  The  Company  has
previously  registered  1,332,278  shares  issuable  under the U.S. ESPP and the
International  ESPP by (i) a  Registration  Statement on Form S-8 filed with the
Commission on November 9, 1998, Registration No. 333-66997,  registering 392,278 shares;  (ii) a Registration  Statement on Form S-8 filed with the Commission on
October 29, 1999, Registration No. 333-89983,  registering an additional 300,000 shares; (iii) a Registration  Statement on Form S-8 filed with the Commission on
August 8, 2000,  Registration No. 333-43254,  registering an additional  340,000 shares; and (iv) a Registration  Statement on Form S-8 filed with the Commission on October 15, 2001,  Registration  No.  333-71598,  registering  an  additional
300,000 shares (collectively,  the "Prior Registration Statements").  Under this
Registration  Statement,  the Company is  registering  an  additional  1,100,000 shares of Common Stock issuable under the U.S. ESPP and the International  ESPP.
The contents of the Prior Registration  Statements are incorporated by reference herein to the extent not modified or superseded  thereby or by any  subsequently filed document that is incorporated by reference herein or therein.

Item 8.  Exhibits

         See Index to Exhibits on page 5.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act, the Company  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Costa Mesa, State of California, on July 18, 2002.

                                 FILENET CORPORATION

                                 By:    /s/  Lee D. Roberts
                                         Lee D. Roberts, Chairman of the Board and Chief
                                         Executive Officer

                                 By:    /s/  Sam M. Auriemma
                                         Sam M. Auriemma, Senior Vice President, Chief
                                         Financial Officer and Secretary

                                POWER OF ATTORNEY

     Each person whose  signature  appears below hereby  authorizes and appoints
Lee D. Roberts and Sam M. Auriemma as attorneys-in-fact  and agents, each acting alone, with full powers of substitution to sign on his behalf,  individually and in the capacities  stated below,  and to file any and all amendments,  including post-effective amendments, to this registration statement and other documents in connection therewith,  with the Securities and Exchange Commission,  granting to said  attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

     Pursuant to the  requirements  of the  Securities  Act,  this  registration statement has been signed by the following  persons in the capacities  indicated
as of July 18, 2002.

  Signature                            Title

  /s/ Lee D. Roberts                    Chairman of the Board and Chief Executive
Lee D. Roberts                         Officer (Principal Executive Officer)

  /s/  Sam M. Auriemma                  Senior Vice President, Chief Financial
Sam M. Auriemma                        Officer and Secretary (Principal
                                       Financial Officer)

  /s/  L. George Klaus                  Director
L. George Klaus

  /s/  William P. Lyons                 Director
William P. Lyons

  /s/  John C. Savage                   Director
John C. Savage

  /s/  Roger S. Siboni                  Director
Roger S. Siboni

  /s/  Theodore J. Smith                Director
Theodore J. Smith

                                   INDEX TO EXHIBITS

EXHIBIT                                                                                 PAGE

4.1    Rights Agreement, dated as of November 4, 1988 between FileNET Corporation       Note (1)
       and the First National Bank of Boston, which includes the form of Rights
       Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares
       as Exhibit B.

4.2    Amendment One dated July 31, 1998 and Amendment Two dated November 9, 1998 to    Note (2)
       Rights Agreement dated as of November 4, 1988 between FileNET Corporation and
       BANKBOSTON, N.A., formerly known as The First National Bank of Boston

4.3    Amendment Three dated November 30, 2001 to Rights Agreement dated as of          Note (3)
       November 4, 1988 between FileNET Corporation and Equiserve Trust Company,
       N.A., successors to BANKBOSTON, N.A.

5.1    Opinion of Latham and Watkins.                                                       6

23.1   Consent of Latham and Watkins (included in Exhibit 5.1).                             6

23.2   Consents of Deloitte and Touche LLP.                                                 7, 8

24     Power of Attorney (included in the signature page to this Registration               4
       Statement).

(1)  Incorporated by reference to the Company's  Registration  Statement on Form
     S-4 filed on January 26, 1996; Registration No. 333-00676.

(2)  Incorporated by reference to the Company's Form 10-Q for the fiscal quarter ended September 30, 1998.

(3)  Incorporated  by reference to the Company's  Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                                                     Exhibit 5.1

                          [LATHAM and WATKINS LETTERHEAD]

                                  July 15, 2002

FileNET Corporation
3565 Harbor Boulevard
Costa Mesa, California 92626

Attn: Board of Directors

         Re: Registration Statement on Form S-8

Gentlemen:

     In connection with the  registration  of 1,100,000  shares of the Company's
Common Stock, par value $0.01 per share (the "Shares"), to be issued pursuant to the  FileNET  Corporation  1998  Employee  Stock  Purchase  Plan (as Amended and
Restated  Effective  as of May 1,  2002)  (the  "U.S.  ESPP")  and  the  FileNET
Corporation  International Employee Stock Purchase Plan (as Amended and Restated
Effective as of May 1, 2002) (the  "International  ESPP"),  under the Securities
Act of 1933, as amended,  by FileNET  Corporation,  a Delaware  corporation (the
"Company"),  on Form S-8 to be filed with the Securities and Exchange Commission
(the "Registration  Statement"),  you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection  with such  registration,  we are  familiar  with the  proceedings  taken,  and  proposed to be taken,  by the
Company in connection  with the  authorization,  issuance and sale of the Shares and, for the purposes of this  opinion,  have assumed such  proceedings  will be timely completed in the manner presently proposed.

     As such counsel, we have examined such matters of fact and questions of law considered  appropriate for purposes of rendering the opinions  expressed below.
In our  examination,  we have assumed the  genuineness  of all  signatures,  the authenticity of all documents  submitted to us as originals,  and the conformity to authentic original documents of all documents submitted to us as copies. With your consent we have relied upon  certificates  of an officer of the Company and others  with  respect  to certain  factual  matters.  We have not  independently verified such factual matters.

     We are opining  herein as to the effect on the subject  transaction of only the General  Corporation Law of the State of Delaware,  including  statutory and reported  decisional law  thereunder,  and we express no opinion with respect to the  applicability  thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance  thereon,  it is our opinion that, upon the  issuance  and sale of the  Shares in the  manner  contemplated  by the
Registration Statement and in accordance with the terms of the U.S. ESPP and the
International  ESPP,  and  subject  to the  Company  completing  all  action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant  to the  terms  of the  U.S.  ESPP,  the  International  ESPP  and  the
Registration Statement,  including,  without limitation,  collection of required payment  for the  Shares,  the  Shares  will be validly  issued,  fully paid and nonassessable securities of the Company.

     We consent to your  filing this  opinion as an exhibit to the  Registration
Statement.

                                           Very truly yours,

                                           /s/ Latham and Watkins
                                           LATHAM and WATKINS

                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FileNET  Corporation  on Form S-8 of our  reports  dated  January  28,  2002, appearing in the Annual Report on Form 10-K of FileNET  Corporation for the year ended December 31, 2001, and to the reference to us under the heading  "Experts"
in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE and TOUCHE LLP

Deloitte and Touche LLP
Costa Mesa, California
July 15, 2002

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of FileNET  Corporation  on Form S-8 of our  report  dated May 31,  2002  (which report  expresses an unqualified  opinion and includes an explanatory  paragraph referring to  substantial  doubt about eGrail,  Inc.'s  ability to continue as a going concern),  on the financial  statements of eGrail,  Inc. as of and for the year ended  December 31, 2001,  appearing in the Current Report on Form 8-K/A of
FileNET Corporation filed on June 11, 2002, and to the reference to us under the heading  "Experts"  in the  prospectus,  which  is  part  of  this  Registration
Statement.

/s/ DELOITTE and TOUCHE LLP

Deloitte and Touche LLP
Costa Mesa, California
July 15, 2002